Exhibit 11:  Computation of Earnings Per Share

                                                              Three months ended                  Nine months ended
                                                                 September 30,                      September 30,
                                                            1995               1994             1995             1994
                                                            ----               ----             ----             ----
                                                                  (Unaudited)                        (Unaudited)
Primary:
    Weighted average shares outstanding*:

       Common stock                                    2,338,748          2,351,136        2,351,817        2,345,766
       Common stock equivalents-stock options             61,301             70,305           67,408           66,188
                                                      ----------         ----------       ----------       ----------

       Total weighted shares outstanding               2,400,049          2,421,441        2,419,225        2,411,954
                                                       =========          =========        =========        =========

    Net income                                         $ 769,000          $ 826,000       $1,930,000       $2,018,000
                                                       =========          =========       ==========       ==========

    Earnings per share                                     $0.32              $0.34            $0.80            $0.84
                                                           =====              =====            =====            =====
Fully diluted:
    Weighted average shares outstanding*:

       Common stock                                    2,338,748          2,351,136        2,351,817        2,345,766
       Common stock equivalents-stock options             61,301             74,526           68,763           72,006
                                                      ----------         ----------       ----------       ----------

       Total weighted shares outstanding               2,400,049          2,425,662        2,420,580        2,417,772
                                                       =========          =========        =========        =========

    Net income                                         $ 769,000          $ 826,000       $1,930,000       $2,018,000
                                                       =========          =========       ==========       ==========

    Earnings per share                                     $0.32              $0.34            $0.80            $0.84
                                                           =====              =====            =====            =====

    *Net of Treasury stock